                                                                  EXECUTION COPY

                       SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "Agreement"), dated as of June 30, 1999, is made between CAIS Internet, Inc., a Delaware corporation ("Debtor") and Cisco Systems Capital Corporation, a Nevada corporation ("CSCC").

     Debtor and CSCC hereby agree as follows:

     Section 1     Definitions; Interpretation.
                   ---------------------------

     (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Guaranty.

     (b) As used in this Agreement, the following terms shall have the following meanings:

     "Cisco Company" means Cisco Systems, Inc. and any subsidiary or affiliate
      -------------
thereof.

      "Collateral" has the meaning set forth in Section 2.
       ----------

      "Credit Agreement" means that certain Agreement dated as of the date
       ----------------
hereof by and between the Company and CSCC

      "Documents" means the Guaranty and any other "Documents" as defined in
       ---------
the Guaranty.

      "Event of Default" has the meaning set forth in Section 6.
       ----------------

      "Guaranty" means the Guaranty, dated as of the date hereof, made by
       --------
Debtor in favor of CSCC.

      "Lien" means any mortgage, deed of trust, pledge, security interest,
       -----
assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

      "Note" means each Promissory Note made by CAIS, Inc. in favor of CSCC
       ----
pursuant to the Agreement.

      "Person" means an individual, corporation, partnership, joint
       ------
venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

      "Products" means information systems networking equipment and any spare
       --------
parts, accessories and other goods, and all maintenance and servicing agreements and any other contractual rights and other general intangibles (including all software and other intellectual property), which any Cisco Company manufactured or assembled for Debtor, or sold, licensed, leased or otherwise provided to Debtor (whether directly or indirectly), or the acquisition of which any Cisco Company financed, or which are otherwise in the possession of Debtor, together with all parts, components, supplies, packing and other materials manufactured, sold, licensed, leased or provided by any Cisco Company to Debtor, or otherwise financed by a Cisco Company or held or possessed by Debtor.

     "UCC" means the Uniform Commercial Code as the same may, from time to
      ---
time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     (c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

     (d) In this Agreement, except to the extent the context otherwise requires:
(i) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (vii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement; and (viii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

      SECTION 2     Security Interest.
                    -----------------

      (a) As security for the payment and performance of the Obligations, Debtor hereby pledges, assigns, transfers, hypothecates and sets over to CSCC, and hereby grants to CSCC a security interest in, all of Debtor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"): (i) any of Debtor's inventory and other goods, materials, merchandise, equipment and general intangibles, of whatever kind or nature and wherever located, constituting or comprising the Products, (ii) all additions, substitutions, replacements, attachments, accessories and accessions to and for the foregoing (including all software upgrades), (iii) any and all lease and purchase contracts for or with respect to the Products entered into between Debtor as lessor or seller and any other Person as lessee, purchaser or otherwise, (iv) any and all payments for Products due and payable from any such Person as lessee, purchaser or otherwise, (v) any and all rights to any insurance with respect to the foregoing, (vi) all books, records and other documentation of the Debtor related to any of the foregoing, and (vii) all proceeds thereof (including insurance proceeds) (collectively, the "Principal Collateral") and to the extent not included in the description of the foregoing Principal Collateral, all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, documents, securities, money and instruments, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Debtor (including all Cisco Service Agreement Revenues); all deposit accounts, and all funds and amounts therein; all inventory; all equipment; all general intangibles and other personal property of Debtor; and all proceeds, including insurance proceeds, of any and all of the foregoing (collectively, the "Additional Collateral"). The term "general intangibles" shall not include the copyrights, patents and trademarks of Debtor except proceeds thereof and such intellectual property constituting or associated with or related to the Financed Products.

     (b) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 15 hereof.

     (c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any of the Additional Collateral, to the extent that (i) (A) such Additional Collateral is not assignable or capable of being encumbered as a matter of law or under the terms of any indenture, loan agreement, license, lease or other agreement to which Debtor is a party, without the consent of the creditor, licensor, lessor or other applicable party thereto and (B) such consent has not been obtained, (ii) such Additional Collateral constitutes Nortel Collateral, or (iii) such Additional Collateral includes any equipment and other property the acquisition of which is being financed by any Person other than Cisco Company under any equipment loan agreement or other loan facility (including the Nortel Collateral) for so long as any Indebtedness thereunder is outstanding; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include either upon termination of the indenture, loan agreement, license, lease or other agreement applicable to such Additional Collateral or upon obtaining the consent of any such creditor, licensor, lessor or other applicable party with respect to any such otherwise excluded Additional Collateral, any such Additional Collateral that might theretofore have been excluded from the grant of a security interest and the term "Collateral."

     SECTION 3     Financing Statements, Etc.  Debtor shall execute and
                   --------------------------
deliver to CSCC concurrently with the execution of this Agreement, and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to CSCC, and take all other action, as CSCC may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of CSCC in the Collateral and to accomplish the purposes of this Agreement.


     SECTION 4     Representations and Warranties.  Debtor represents
                   -------------------------------
and warrants to CSCC that:

     (a) Debtor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to bankruptcy and similar laws and equitable principles.

     (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement.

     (d) Debtor's chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; the Products will be kept only at the locations set forth in Schedule 1; all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1; and all trade names and trade styles under which Debtor at any time in the past has conducted or presently conducts its business operations are set forth in Schedule 1.

     (e) Debtor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair Debtor's right to remove any Collateral from the premises at which such Collateral is situated.

     (f) None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.

     SECTION 5     Covenants.  So long as any of the Obligations remain
                   ---------
unsatisfied, Debtor agrees that:

      (a) Debtor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

      (b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

     (c) Debtor shall give prompt written notice to CSCC (and in any event not later than 10 days prior to any change described below in this subsection) of:
(i) any change in the location of Debtor's chief executive office or principal place of business, (ii) any change in the locations set forth in Schedule 1;
(iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1, and
(v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

     (d) Debtor shall not surrender or lose possession of (other than to CSCC), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except (in the case of Collateral other than Products) in the ordinary course of business or unless such Collateral is replaced by comparable Collateral of similar value or as otherwise permitted by the Credit Agreement.

     (e) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

     (f) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by any Document.

     (g) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates. Insurance on the Collateral shall name CSCC as additional insured and as loss payee. Upon the request of CSCC, Debtor shall furnish CSCC from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Debtor shall also furnish to CSCC from time to time upon the request of CSCC a certificate of Debtor's insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (g) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to Debtor and CSCC.

     (h) Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise and including, without limitation, third parties with whom Debtor maintains points of presence), Debtor shall, whenever requested by CSCC, use its reasonable best efforts to cause such third party to execute and deliver to CSCC, in form and substance satisfactory to CSCC, such waivers, subordinations and collateral access agreements, as CSCC shall specify, so as to ensure that CSCC's rights in the Collateral are, and will continue to be, superior to the rights of any such third party and to ensure that CSCC shall have access to the Collateral in connection with the exercise of its remedies hereunder; provided, however, that Debtor shall not be required to obtain waivers, subordinations and collateral access agreements from Town & Country (as defined in the Credit Agreement) in connection with the properties listed on Exhibit E to the Credit Agreement and provided further, that Debtor and CSCC agree that the inclusion of the following contract provision (or a variation thereof which in form and substance is substantially similar) in the Cisco Service Agreements shall satisfy the requirements of this subsection 5(h):

          Owner acknowledges that some of CAIS' Equipment installed at the Property may be vendor financed. Owner agrees that it will not encumber such Equipment and that CAIS' third party vendors shall have reasonable access to such Equipment consistent with any security interest held by such vendors in the Equipment.

Debtor will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located. Without limiting the foregoing, prior to the Closing Date, Debtor shall deliver a Landlord Agreement (as defined in the Credit Agreement), in form and substance satisfactory to CSCC, executed by (i) 1255 22nd Street Associates Limited Partnership for the property listed on Annex A attached hereto and (ii) each third party with whom Debtor maintains a point of presence as of July 21, 1999.


     SECTION 6     Events of Default.  Any of the following events which shall
                   -----------------
occur and be continuing shall constitute an "Event of Default":

     (a) Debtor shall fail to pay when due any amount payable hereunder or under any other Document, or any other Obligations, and such failure shall continue unremedied for five (5) days.

     (b) Any representation or warranty by Debtor under or in connection with this Agreement or any other Document shall prove to have been incorrect in any material respect when made or deemed made.

     (c) Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 20 days from the occurrence thereof (unless CSCC reasonably determines that such failure is not capable of remedy), or any "Event of Default" as defined in any Document shall have occurred and is continuing.

     (d) Any material impairment in the value of the Collateral or the priority of CSCC's Lien hereunder.

     (e) Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn.

     (f) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 15 days after the occurrence of any such event, Debtor furnishes to CSCC evidence reasonably satisfactory to CSCC that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming CSCC as an additional named insured or loss payee or such Collateral is otherwise replaced by comparable Collateral of similar value).

       SECTION 7     Remedies.
                     ---------

     (a) Upon the occurrence and continuance of any Event of Default, CSCC may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws.

     (b) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to CSCC for any deficiency which exists after any sale or other disposition or collection of Collateral.

     (c) Subject to paragraph (b) of this Section 7, Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require CSCC (A) to proceed against any Person,
(B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in CSCC's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against CSCC arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

       Section 8   Notices.  All notices or other communications hereunder
                   -------
shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class; and (iii) if sent by facsimile transmission, when such transmission is confirmed to be completed.

     Section 9    No Waiver; Cumulative Remedies.  No failure on the part of
                  ------------------------------
CSCC to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to CSCC.

     Section 10     Binding Effect.  This Agreement shall be binding upon,
                    --------------
inure to the benefit of and be enforceable by Debtor, CSCC and their respective successors and assigns. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of CSCC. Any such purported assignment, transfer, hypothecation or other conveyance by Debtor without the prior express written consent of CSCC shall be void. Debtor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations, CSCC may assign, or grant participations in, all or a portion of its rights and obligations hereunder, including the benefit of Section 17. Upon any assignment of CSCC's rights hereunder, such assignee shall have, to the extent of such assignment, all rights of CSCC hereunder and may in turn assign such rights. Debtor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of CSCC, the rights of CSCC set forth in this Agreement. Any such assignee shall be entitled to enforce CSCC's rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

     Section 11      Governing Law.  This Agreement shall be governed by, and
                     -------------
construed in accordance with, the law of the State of New York, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

     Section 12     Entire Agreement; Amendment.  This Agreement contains the
                    ---------------------------
entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

     Section 13    Severability.  Whenever possible, each provision of this
                   ------------
Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

     Section 14    Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     Section 15    Termination.  Upon payment and performance in full of all
                   -----------
Obligations, this Agreement shall terminate and CSCC shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to CSCC hereunder.

      Section 16     Conflicts.  In the event of any conflict or inconsistency
                     ----------
between this Agreement and the Guaranty, the terms of this Agreement shall control.

      Section 17     Costs and Expenses. (a)  Debtor agrees to pay on demand:
                     ------------------
(i) all title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by CSCC in connection with this Agreement or the Collateral; and (ii) all costs and expenses of CSCC, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and any other Document, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral. (b) Any amounts payable to CSCC under this
Section 17 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the highest default rate of interest set forth in the Note(s).

          [remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                              CAIS Internet, Inc..



                              By:   /s/ William M. Caldwell, IV
                                 ------------------------------
                                Title: President


                               CAIS Internet, Inc.
                               1255 22nd Street NW
                               Fourth Floor
                               Washington D.C. 20037
                               Fax: (202) 463-7190



                              Cisco Systems Capital Corporation



                              By:   /s/ Brian P. Fukuhara
                                 ------------------------------
                              Title:  Manager, Worldwide Financial Services

                              Worldwide Financial Services
                              170 West Tasman Drive, Mailstop SJC2-3rd Floor San Jose, CA 95134-1706

                              Attn: Loan Administration

                              Fax: (408) 527-3993

                            ANNEX A

1255 22nd Street Associates Limited Partnership, party to the Office Building Lease for 1255 22nd Street, N.W., Washington D.C. 20037, between 1255 22nd Street Associates Limited Partnership and CGX Communications, Inc. (presently known as CAIS Internet, Inc.), dated November 21, 1998.

                               SCHEDULE 1

                            to the Security Agreement

     1. Locations of Chief Executive Office and Other Locations, Including of Collateral
           a    Chief Executive Office and Principal Place of Business:
           b    Locations of Products:
           c    Other locations where Debtor conducts business or Collateral is kept:

     2. Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names, Etc.